UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2008

SUMMIT FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	0-29337	05-0577932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 North Federal Highway
Suite 310
Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (561) 338-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported by Summit Financial Services Group, Inc. (the “Registrant”) in its 8-K, dated December 12, 2007, the Registrant, through its operating subsidiary and registered broker-dealer, Summit Brokerage Services, Inc., entered into a Mediation Settlement Agreement with Richard Parker (“Parker”). Pursuant to such agreement, the Registrant deposited into escrow $675,000 to acquire an aggregate 3,421,927 shares of the Registrant’s Common Stock beneficially owned by Parker. On January 3, 2008, the Registrant authorized the release from escrow the sum of $587,687.25 payable to Parker in exchange for acquiring 2,979,252 shares of the Registrant’s Common Stock beneficially owned by Parker. The remaining amounts held in escrow are to be released when Parker delivers the additional shares to the Registrant.

Item 9.01 Exhibits.

Exhibit No.	Item
10.1	Mediation Settlement Agreement, dated as of December 12, 2007, by and between Summit Brokerage Services, Inc. and Richard Parker.[1]

[1]	Incorporated by reference to the Form 8-K, filed on December 18, 2007, by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: January 9, 2008	/s/ Marshall T. Leeds
Marshall T. Leeds
Chairman and Chief Executive Officer